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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                                March 27, 2002
               Date of report (date of earliest event reported)

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                               SYMMETRICOM, INC.
            (Exact name of registrant as specified in its charter)


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       Delaware                    0-2887                    951906306
(State of Incorporation)   (Commission File Number)      (I.R.S. Employer
                                                        Identification No.)

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             2300 Orchard Parkway, San Jose, California 95131-1017
         (Address of principal executive offices, including zip code)


                                (408) 428-7813
              (Registrant's telephone number, including area code)


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Item 5.   Other Events

         On March 27, 2002 Symmetricom, Inc., a Delaware corporation, (the "Registrant") agreed to acquire TrueTime, Inc., a Delaware corporation and provider of precision time and frequency products for government and commercial applications. Pursuant to the acquisition agreement, the Registrant will provide
2.6 million shares of common stock and $5 million dollars in cash (subject to possible adjustment in association with transaction costs) for the purchase of outstanding shares of TrueTime. TrueTime will become a wholly owned subsidiary of the Registrant. A copy of the Agreement and Plan of Merger, dated March 27, 2002, between TrueTime, Inc., SCO TRT Acquisition, Inc., and Symmetricom, Inc. is filed herewith as Exhibit 2.1. A copy of the press release issued by the Registrant on March 27, 2002 concerning the foregoing transaction is filed herewith as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements.
             Not applicable.

         (b) Pro Forma Financial Information.
             Not applicable.

         (c) Exhibits:

         2.1 Agreement and Plan of Merger (the "Merger Agreement"), dated March 27, 2002, between TrueTime, Inc., SCO TRT Acquisition, Inc., and Symmetricom, Inc. Schedules and other similar attachments, listed at page iii of the Merger Agreement, are not included with this exhibit, but will be provided to the SEC upon request.

        99.1 Press Release dated March 27, 2002 relating to the acquisition of TrueTime.


















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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           SYMMETRICOM, INC.


                                           By: /s/ William Slater
                                            ------------------------------------
                                                 William Slater
                                             Chief Financial Officer

Date: March 28, 2002








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                                     EXHIBIT INDEX

Exhibit
Number                          Description of Document
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2.1       Agreement and Plan of Merger (the "Merger Agreement"), dated March 27,
          2002, between TrueTime, Inc., SCO TRT Acquisition, and Symmetricom, Inc. Schedules and other similar attachments, listed at page iii of the Merger Agreement, are not included with this exhibit, but will be provided to the SEC upon request.

99.1 Press Release of Registrant, dated March 27, 2002, announcing Registrant's agreement to acquire TrueTime, Inc.